REGISTRATION NO. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

---------------------------------------------

FORM S-1

Registration Statement
Under the Securities Act of 1934

MULTISYS LANGUAGE SOLUTIONS, INC.

(“Multisys”, “MLS” or the “Company”)

NEVADA	5045	29-2973652
(State or Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

8045 Dolce Volpe Ave; Las Vegas, Nevada 89178

(702) 884-2150

(Address and telephone number of principal executive offices and principal place of business)

Copies of All Communications to:

Janelle Edington

President and CEO

8045 Dolce Volpe Ave.

Las Vegas, NV 89178

(702) 884-2150

(Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]

Accelerated filer [ ]

Non-accelerated filer [ ]

Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price Per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	1,852,500 (1)	$0.10	$ 185,250	$ 7.28
	1,852,500			$ 7.28

(1)  All 1,852,500 shares registered pursuant to this registration statement are to be offered by the selling security holders.

(2)  Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act, using the last sales price of the common stock in a private placement which closed on October 31, 2008.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 25, 2009

PRELIMINARY PROSPECTUS

MULTISYS LANGUAGE SOLUTIONS, INC.

1,852,500 Shares Common Stock

We are going to register 1,852,500 shares of our common stock for shareholders of our company (see “Selling Shareholders”).  There is currently no public market for our securities; however, after this amended registration statement becomes effective, we intend to make application for listing on the OTC Bulletin Board.  The shares will be sold at a fixed price of $0.10 per share until our shares are listed or quoted, thereafter the shares will be sold at prevailing market prices or privately negotiated prices.  However, Selling Shareholders who are affiliates of our company, including our officers, will conduct their offering of the shares at the fixed price of $0.10 for the duration of their offering.  We believe the shares will begin trading in the range of $.10 per share based upon the fact that shares sold in the most recent private placement were sold at $.10 per share. We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

THE PURCHASE OF OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. (SEE “RISK FACTORS” COMMENCING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.) THE COMMON STOCK BEING OFFERED IS NOT LISTED ON ANY NATIONAL SECURITIES MARKET.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.

WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this Prospectus is February 25, 2009

TABLE OF CONTENTS

PART I – INFORMATION REQUIRED IN PROSPECTUS	3
PROSPECTUS SUMMARY	3
FORWARD LOOKING STATEMENTS	4
SUMMARY FINANCIAL DATA	4
WHERE YOU CAN FIND ADDITIONAL INFORMATION	5
REPORTS TO STOCKHOLDERS	5
RISK FACTORS	6
USE OF PROCEEDS	14
DETERMINATION OF OFFERING PRICE	14
DILUTION	14
SELLING SECURITY HOLDERS	14
PLAN OF DISTRIBUTION	17
DESCRIPTION OF SECURITIES TO BE REGISTERED	18
INTERESTS OF NAMED EXPERTS AND COUNSEL	19
EXPERTS	19
BUSINESS OF MULTISYS LANGUAGE SOLUTIONS, INC.	19
DESCRIPTION OF PROPERTY	23
LEGAL PROCEEDINGS	23
MARKET PRICE OF AND DIVDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	23
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	24
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	27
DIRECTORS AND EXECUTIVE OFFICERS	27
EXECUTIVE COMPENSATION	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS	30
DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION FOR SECURITES ACT LIABILITIES	30
LEGAL MATTERS	31
FINANCIAL STATEMENTS	32
PART II – INFORMATION NOT REQUIRED IN PROSPECTUS	33
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	33
ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS	33
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES	35
ITEM 16. INDEX TO EXHIBITS	35
ITEM 17. UNDERTAKINGS	36
SIGNATURES	38

PART I

PROSPECTUS SUMMARY

Multisys Language Solutions, Inc.

Multisys Language Solutions, Inc. (Multisys or MLS) was organized under the laws of the State of Nevada on June 6, 2008, for the purpose of acquiring a Software Resellers Agreement on an exclusive basis from Strokes International AG (or Strokes), a language education software development company based in Linz, Austria.  Multisys acquired the Software Resellers Agreement by assignment from a third party for the express purpose of marketing interactive multimedia language teaching software primarily in the Peoples Republic of China, Hong Kong, Macao and Taiwan.  The proprietary language education software was developed to teach Chinese speaking individuals how to read and speak the English and German languages.  Subsequent to the acquisition of the exclusive Software Reseller Agreement, on June 23, 2008, effective July 1, 2008, Multisys entered into an agreement with Xiamen Eurotech Intelligence Commercial & Trading Co. (or Xiamen) whereby Xiamen would be the exclusive production, sales and marketing agent for Multisys to replicate, package, advertise, market and sell all language teaching software products in China, Hong Kong, Macao and Taiwan.  (See “Business of Multisys Language Solutions, Inc.”) for a term of one and a half years expiring on December 31, 2009, with automatic renewal if Xiamen achieves defined objectives of the sales.  Pursuant to the Distribution Agreement, Xiamen assumed the underlying financial obligations of the Software Reseller Agreement and will directly remit proceeds from the sale of Language Education Software to Strokes.

This prospectus includes shares of common stock that may be offered by certain selling shareholders.  Our common stock is not currently trading.  However, we intend to make application to have our shares trade on the OTC Bulletin Board upon completion of this registration statement.

We will not receive any funds from the distribution of the shares of common stock offered by this prospectus since only shares of common stock held by existing shareholders are being registered hereby.  The shares will be sold at a fixed price of $0.10 per share until our shares are listed or quoted, thereafter the shares will be sold at prevailing market prices or privately negotiated prices.  However, Selling Shareholders who are affiliates of our company, including our officers, will conduct their offering of the shares at the fixed price of $0.10 for the duration of their offering.  The shares may be offered in transactions on the OTC Bulletin Board once we have completed the listing process. The shares may be offered in negotiated transactions, or through a combination of such methods of distribution at prices relating to prevailing market prices or at negotiated prices.  No commissions or discounts are being paid or allowed in conjunction with this distribution.

To date, we have generated no revenue from operations and incurred a net loss and accumulated deficit of ($86,909) since June 6, 2008 (inception), through December 31, 2008.  Our initial goal is to undertake sales and marketing of the language education software developed by Strokes in China through Xiamen, our exclusive marketing agent.  To date, as part of the Marketing agreement entered into between Multisys and Xiamen, Multisys paid $60,000 to Xiamen for certain business purposes in order to prepare for the launch of the language education software product in China.

The Company is currently in the development stage.  The Company intends to distribute interactive multimedia language education software developed by Strokes International AG., an Austria based company, in the People’s Republic of China pursuant to an exclusive Software Reseller Agreement.  However, the Company has not yet acquired the customers or begun operations.  Its activities as of December 31, 2008, have been organizational and developmental (pre-operational)..  We do not have sufficient capital to enable us to commence and complete our strategic business plan.  We will require additional financing in order to conduct the business described in the section entitled, "Business of the Issuer".

We are not a "blank check company," as we do not intend to participate in a reverse acquisition or merger transaction.  Securities laws define a “blank check company” as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

Our offices are located at:   8045 Dolce Volpe, Las Vegas, Nevada 89178.

The Offering

Securities offered	1,852,500 shares of common stock
Selling shareholder(s)	1,852,500
Offering price	$0.10 per share
Shares outstanding prior to the offering	1,852,500 shares of common stock
Shares to be outstanding after the offering	1,852,500 shares of common stock

Number of Shares Being Offered

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 1,852,500 shares of our common stock.  The offered shares were acquired by the selling stockholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders will sell their shares of our common stock at a fixed price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices.  However, Selling Shareholders who are affiliates of our company, including our officers, will conduct their offering of the shares at the fixed price of $0.10 for the duration of their offering.  Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.  Additionally, our company cannot provide any assurance that our common stock will be traded on the OTC Bulletin Board.  Please see the Plan of Distribution section at page 16 of this prospectus for a detailed explanation of how the common shares may be sold.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. These forward-looking statements address, among others, such issues as:

« the amount and nature of future development and other capital expenditures,

« future earnings and cash flow,

« development projects,

« development potential,

« business strategy,

« proposed marketing and sales,

« the effect of competition and proprietary rights of third parties,

« expansion and growth of our business and operations, and

« our estimated financial information.

In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under "Risk Factors". These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

SUMMARY FINANCIAL DATA

The following summary financial and other data should be read in conjunction with “Management’s Discussion and Analysis or Plan of Operation,” beginning on page 23 and the financial statements and related notes of Multisys Language Solutions, Inc., appearing in this Prospectus beginning on page 31. The selected financial data was derived from our audited financial statements at December 31, 2008, and for the period from June 6, 2008 (inception), through December 31, 2008.

Selected Statement of Operations Data:

For the Period from June 6, 2008 (Inception), through December 31, 2008

Revenues	$-
Distribution and marketing	60,000
General and administrative	26,909
Net loss	$(86,909)

Selected Balance Sheet Data:

December 31, 2008
Current assets	$25,349
Software reseller agreement, net	9,417
Total assets	$34,766

Current liabilities	$10,675
Total stockholders’ equity	$24,091
Total liabilities and stockholders’ equity	$34,766

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission.  We have filed with the Commission a registration statement on Form SB-1 under the Securities Act with respect to the shares offered hereby.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, at the office of the Commission at Judiciary Plaza, 100 F Street, NE, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at WWW.SEC.GOV.

REPORTS TO STOCKHOLDERS

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to other information contained in this registration statement, prospective purchasers of the securities offered herby should consider carefully the following factors in evaluating Multisys Language Solutions and its business.

The securities we are offering through this registration statement are speculative by nature and involve an extremely high degree of risk and should be purchased only by persons who can afford to lose their entire investment. We also caution prospective investors that the following risk factors could cause our actual future operating results to differ materially from those expressed in any forward looking statements, oral, written, made by or on behalf of us. In assessing these risks, we suggest that you also refer to other information contained in this registration statement, including our financial statements and related notes.

RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY

We are dependent on a sole third-party manufacturer and marketing company, over whom we have very limited control.

We have outsourced the manufacturing, marketing and sales of the software in the form of a CD-ROM or a USB Thumb Drive to our manufacturing and marketing partner Xiamen Eurotech Intelligence Commercial & Trading Co., pursuant to the terms of the existing agreement between Multisys and Xiamen Eurotech Intelligence Commercial & Trading Co.  We are dependant upon several third party vendors in China to produce the software products, packaging, advertising and printed media.  We do not have any manufacturing facilities and expect to rely upon Xiamen Eurotech Intelligence Commercial & Trading Co. to properly manufacture, package and market our products.  Our dependence upon a third party for the manufacture and marketing of our proposed products may adversely affect our profit margins and our ability to develop and deliver proposed products in the country of China on a timely and competitive basis.  Any delays in manfacturing and distribution will have an adverse impact on the price of our Company’s shares.

If we do launch planned marketing initiatives though Xiamen, our strategic business partner in China, our target consumer market may not be receptive to the software, the cost of the product may be prohibitive and Chinese consumers may not purchase our language education software programs.

No assurance can be given as to when the products are available for sale in China by Xiamen, our strategic business partner, that it will be accepted by Chinese consumers.  We have not engaged in any preliminary test marketing program and neither has Xiamen.  In the event there is no general market acceptance in the product by consumers in any of the territories where we have exclusive marketing rights or the price point is too high as compared to the competition, it is unlikely that we or our partner Xiamen will be able to sustain commercial operations.  If there is no demand or only a limited demand for the products, we could financially fail and our shareholders could potentially lose there entire investment.

Potential customers may not be willing to pay the retail price for our products.

Although we and our strategic business partner Xiamen believe the retail price determined for the products is equal to or less than the existing competition, No assurance can be given that the consumers in China will purchase the product for the price that is required to reach a level of breakeven or profitability.  There will be substantial costs related to advertising and introducing the products to the market place in China.  Most recently, the economy in China has experienced a down-turn and the products being offered by us and our marketing partner may be deemed to be a luxury item or an item that is generally purchased with disposable income.  The general condition of the current economy in China may be a significant detriment to efforts to sell our products.

Distributors and dealers may not continue to carry our products if we fail to meet their standards.

In the event that our strategic business partner Xiamen is not able to secure agreements with established distributors and dealers in China, its only potential revenue source will be language education software products sold directly from Xiamen's internet site. If Xiamen is able to enter into agreements with established distributors and dealers in China, of which there is no assurance, it is highly unlikely that any distributor or dealer will continue in that capacity and represent the products unless the products are accepted and purchased by consumers in China and significant sales are generated.  The lack of distributor and dealer support will dramatically impact our ability to operate.

We may be unable to establish new distributors or dealers in the balance of our marketing territory if our performance with those channels during our initial launch does not demonstrate a level of opportunity consistent with their standards.

Neither Multisys nor our strategic business partner Xiamen is sufficiently well financed to launch the products on a large scale throughout China.  Therefore, initially the products will be offered on a regional basis in and around the city of Xiamen, China.  Xiamen will attempt to enter into agreements with established distributors and dealers in the areas and cities surrounding Xiamen, China.  If our products are not accepted by the consumers in the initial marketing area or the marketing partner is not able to secure agreements with qualified distributors or dealers in this region, it is highly unlikely that it will be able to secure distributors and dealers in other regional areas of China.

As a result of our limited operating history, we may not be able to correctly estimate our future operating expenses, which could lead to cash shortfalls.

We have only a limited operating history from which to evaluate our business.  We have not generated revenue to date. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in an early stage of development.  We may not be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, operating results and financial condition.

Because of this limited operating history and because of the emerging nature of the markets in which we compete, our historical financial data is of limited value in estimating future operating expenses.  Our budgeted expense levels are based in part on our expectations concerning future revenues.  However, our ability to generate revenues depends on purchase orders generated by our manufacturing and marketing partner Xiamen.

The size of any future revenues depends on the choices and demands of individual consumers residing in the country of China, which are difficult to forecast accurately.  We may be unable to adjust our operations in a timely manner to compensate for any unexpected shortfall in revenues.  Accordingly, a significant shortfall in demand for our products could have an immediate and material adverse effect on our business, results of operations, and financial condition.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our and Xiamen’s control.  For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as any indication of our future performance.  Our quarterly and annual expenses are likely to increase substantially over the next several years, and revenues from the sale of the product in the country of China may not meet our expectations. Our operating results in future quarters may fall below expectations.  Any of these events could adversely impact our business prospects and make it more difficult to raise additional equity capital at an acceptable price per share.  Each of the risk factors listed in this “Risk Factors” section may affect our operating results.

We are a development stage company, have never earned any revenues, and have incurred net loss and accumulated deficit during the development stage.  There is no guarantee that we will ever earn a profit.

We are a development stage company since we have not generated any revenues since June 6, 2008 (inception), through December 31, 2008.  Rather, we incurred a net loss, and have an accumulated deficit during the development stage of $86,909 since June 6, 2008 (inception), through December 31, 2008.  We do not currently have any revenue producing operations.  We are not currently operating profitably, and it should be anticipated that it will operate at a loss at least until such as up until the production stage is reached, if production is, in fact, ever achieved.

.

If we are unable to obtain financing in the amounts and on terms and dates acceptable to us, we may not be able to expand or continue our operations and development and so may be forced to scale back or cease operations or discontinue our business. You could lose your entire investment.

We will need to obtain additional financing in order to complete our business plan.  We currently do not have any operations and we have no income.  We are an early stage company and we have not realized any revenues to date.  We believe we have sufficient capital to enable us to implement and complete our business plan and based on our current operating plan, however we do not generate revenue that is sufficient to cover our expenses for at least the next twelve months.  We will require financing in order to get market language software in other languages besides English and German, "Business of the Issuer.”  There will be an addition requirement of $100,000 to finance the programs for five additional language education software programs.  There is no assurance that we will be successful in raising these funds or generate these funds from the sales of our existing products.  In the event were are successful, there is no assurance that the terms and conditions of these funds will be in the best interest of our company or our shareholders.  We do not have any arrangements for financing and we may not be able to find such financing if required.  We will need to obtain additional financing to operate our business for the next twelve months, and if we do not, our business will fail.  We will raise the capital necessary to fund our business through a private offering of our common stock or units consisting of common stock and stock purchase warrants.  Obtaining additional financing would be subject to a number of factors, including investor acceptance of our business strategy, its technology and investor sentiment.  These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.

We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing when such funding is required.  Obtaining additional financing would be subject to a number of factors, including investor acceptance of our product and our business model.  Furthermore, there is no assurance that we will not incur further debt in the future, that we will have sufficient funds to repay our future indebtedness, or that we will not default on our future debts, thereby jeopardizing our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to maintain our operations, which might result in the loss of some or all of your investment in our common stock.

Our company anticipates that the funds that were raised from our previous private placement will not be sufficient to satisfy our cash requirements for the next twelve month period.  Also, there is no assurance that actual cash requirements will not exceed our estimates.  In particular, additional capital may be required in the event that:

1.	we incur unexpected costs in our regard to assisting or strategic partner in China;

2.	we are unable to create a substantial market for our products;

3.	we incur any significant unanticipated expenses; and

4.	we find that we need to spend additional funds to educate the market and promote the new products.

The occurrence of any of the aforementioned events could prevent us from pursuing our business plan, expanding our business operations and ultimately achieving a profitable level of operations.

We depend almost exclusively on outside capital to pay for the continued development of our business and the marketing of our products.  Such outside capital may include the sale of additional stock, shareholder and director advances and/or commercial borrowing.  There can be no assurance that capital will continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us will result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may not be able to expand or continue sales of the product in the Chinese market and so may be forced to scale back or cease operations or discontinue business.

Our company was recently formed, and we have not proven that we can generate a profit. If we fail to generate income and achieve profitability investment in our securities may be worthless.

We have no operating history and have not proved we can operate successfully.  We face all of the risks inherent in a new business.  If we fail, your investment in our common stock will become worthless.  From inception on June 6, 2008, to the audited period ended on December 31, 2008, we incurred a net loss of ($86,909) and did not earn any revenue. Multisys Language Solutions does not currently have any revenue producing operations.

Arbitrary offering price means we have no information to support the price of our shares.

The shares being registered hereby will be sold at the prevailing market price if and when the shares are traded in the open market.  Since the selling price bears no relationship to assets, book value, net worth, earnings, actual results of operations or any other established investment criteria, the price set forth in the cover page of this prospectus should not, therefore, be considered an indication of actual value of our securities.

We rely on our management and will be harmed if any or all of them leave.

Our success is dependent on the efforts, experience and relationships of Janelle Edington as well as the other officers of the corporation.  If Ms. Edington were unable to continue in her role, the business would be adversely affected as to its business prospects and earnings potential.  We do not currently carry any insurance to compensate for any such loss.  Ms. Edington’s decisions and choices may not take into account standard managerial approaches to marketing companies in the language learning software industry commonly used.  Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

We may find it very difficult or impossible to find suitable employees in the future or to find third party consultants to assist us.

We currently rely heavily upon the services and expertise of Janelle Edington and Raymond Kuh.  In order to implement our business plan, management recognizes that additional management will be required at some point in the future.  However, on a near term basis, we will outsource most services, product manufacturing, marketing and utilize independent consultants as much as possible.  The group of three directors, which includes all three officers, are the only personnel at the outset of operations.  The three officers can manage the office functions until we can generate enough revenues to hire additional employees.

Because our officers and directors own a large percentage of our voting stock, you will have minimal influence over shareholder decisions.

Our officers and directors have significant stock ownership in our company and will retain significant control in the future.   Our officers and directors own approximately 40% of the voting power of our outstanding capital stock.  As a result of such ownership concentration, this group will have significant influence over the management and affairs of our business.  They will also exert considerable, ongoing influence over matters subject to stockholder approval, including the election of directors and significant corporate transactions, such as a merger, sale of assets or other business combination or sale of our business.  This concentration of ownership may have the effect of delaying, deferring, or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would benefit other shareholders.

There are many competitors in our market and we may not be able to effectively compete against them.

The business of marketing language education software is highly competitive. This market segment includes numerous manufacturers, distributors, marketers and retailers that actively compete for the language education business in China.  In addition, the market is highly sensitive to the introduction of new products that may rapidly capture a significant share of the market.  As a result, our ability to remain competitive depends in part upon its successful introduction and end user acceptance of a new product.

RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

We have no public trading market for our securities.

Although we intend to complete a public registration of our securities, there is currently no public market for our securities. We have never been nor are we currently subject to the periodic filing and reporting requirements of the Securities Exchange Act of 1934. Accordingly, prospective investors are cautioned that there is no available public information about our financial status and operations.

If we are unable to obtain additional capital, we may have to curtail or cease operations.

We expect that we will need to raise funds by the end of the third quarter of 2009 in order to meet our working capital requirements.  At present, we believe that we can continue operations for a period of approximately four months based upon our present monthly use of funds that were raised from shareholders in a private placement or funds that could be provided as loans by the officers, directors and shareholders.  We may not be able to obtain additional financing on terms favorable to us, if at all. If adequate funds are not available to us, we may have to curtail or cease operations after the end of the third quarter, which would materially harm our business and financial results. To the extent we raise additional funds through further issuances of equity or convertible debt or equity securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Furthermore, any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities.

We have no operating history that makes an evaluation of our business difficult.

Our lack of operating history makes it difficult to evaluate our current business and prospects or to accurately predict our future revenues or results of operations. Our business model, and accordingly our revenue and income potential, is new and unproven.  In addition, early-stage companies are subject to risks and difficulties frequently encountered in new and rapidly evolving markets.

We have a new and unproven business model, a new technology and may not generate sufficient revenues for our business to survive or be successful.

Our business model is based on the commercial viability of copy written language education software developed by Strokes International AG, an Austrian based company.  The language education software products have not been previously marketed or test marketed in China.  In order for our business to be successful, we must not only develop viable marketing channels that directly generate revenues, but also provide educational content to end users to create demand for our products.  Our business model assumes that end users in many markets will see the value of our language education software and through Xiamen, our manufacturing and marketing partner; we will be able to generate revenues through sales to end users in China.  Each of these assumptions is unproven, and if any of the assumptions are incorrect, we may be unable to generate sufficient revenues to sustain our business or to obtain profitability.  At the present time, we have no contracts, arrangements or agreements with either end users or distributors in China.

Because of our limited resources and the speculative nature of our business, there is substantial doubt as to our ability to operate as a going concern.

Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the development of our business model.  Our independent registered public accounting firm (our auditors) issued its audit report including an explanatory paragraph as to an uncertainty with respect to the Company’s ability to continue as a going concern.  If we are not able to continue as a going concern, it is likely investors will lose their investment.

We have no operating history and expect to incur losses in the future.

We have no operating history and have generated no revenues. We have not achieved profitability and expect to incur losses for the foreseeable future. We expect those losses to increase as we continue to incur expenses to develop our products and services. We believe that our business depends on our ability to significantly increase revenues and to limit our operating expenses. If our revenues fail to grow at anticipated rates or our operating expenses increase without a commensurate increase in our revenues, or we fail to adjust operating expense levels appropriately, we may never be able to achieve profitability.

 Our future operating results are likely to be volatile and may cause our equity value to fluctuate.

Our future revenues and operating results, if any, are likely to vary from quarter to quarter due to a number of factors, many of which are outside of our control. Factors, which may cause our revenues and operating results to fluctuate, include the following:

•	the willingness of distributors in China to market our products;
•	market acceptance of our products;
•	the timing and uncertainty of sales cycles or demand for the products;
•	new or similar products offered by current or future competitors; and
•	general economic conditions in China.

We are subject to all of the risks and uncertainties associated with marketing new products in China, all of which may have an adverse impact on our business and results of operations.

Our future operating results will depend upon numerous factors beyond our control, including the acceptability of our products by end users, national, regional and local economic conditions inside China, changes in demographics, the availability of alternative software program being marketed by competing companies, which change rapidly and cannot be predicted.  If we are unable to successfully anticipate and respond to changes in attitude by end users, our business and operating results will be adversely affected.

Current or future government regulations may add to our operating costs.

We may face unanticipated operating costs because of potential changes in governmental regulations in the country of China.  We have no assurance that the government of China will continue to allow business to function in the future as they do now, or whether business practices and regulations will fluctuate within China and/or between China and its trade countries.

If we fail to attract end users, distributors or professional sales personnel for our products, it will have an adverse impact on our business.

Our success depends upon our ability to attract capable distributors in China to enter into arrangements with us to sell our products to end users on a direct basis and by utilizing the internet.  If we do not continually augment and improve our marketing channels, we will not be able to sustain a sales level that will support our operations without the infusion of additional capital.

If we do not effectively educate end users on the benefits of language education software being sold by the company, we will not have sufficient demand for our products.

Our business plan is predicated on our company attracting active and loyal support from end users interested in learning new languages.  Our target market will be consumers that have a specific interest in learning a second language.  There can be no assurance that there will be significant support from our efforts to educate end users on the advantages of this new language education software.  Failure to achieve recognition and acceptance of this new software will have a material adverse effect on the sales and may require us to incur unexpected incremental marketing expenses to educate and inform the market place.

Delivery of our products may be interrupted due to natural disasters or other causes.

Our products are manufactured by our manufacturing and marketing partner in China and delivery can be a problem.  We are subject to the risk that delivery of our products may be interrupted as a result of natural disasters such as earthquakes and fires or capacity constraints with our vendors or suppliers.  Any such interruptions may lead to a loss of customers or distributors and, accordingly, may adversely affect our business and results of operations.

RISKS RELATED TO THIS OFFERING AND OUR STOCK

There is no market for our common stock and the stock is not currently listed on any exchange, which limits our shareholders ability to resell their shares or pledge them as collateral.

There is currently no public market for our shares, and we cannot assure you that a market for our stock will develop.  Consequently, investors may not be able to use their shares for collateral or loans and may not be able to liquidate at a suitable price in the event of an emergency.  In addition, investors may not be able to resell their shares at or above the price they paid for them or may not be able to sell their shares at all.  Our company is not currently listed on any stock exchange.  However, if our company should become listed, of which there is no assurance, we will be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced which may make it difficult for investors to sell their shares. Our common stock is penny stock as defined by the Exchange Act.  Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  The reluctance of institutional investors to trade penny stocks and the additional burdens imposed upon stockbrokers by these requirements discourages stockbrokers from effecting transactions in our common stock, which may limit the market liquidity and the ability of investors to trade our common stock.  The lack of volume and transactions, if and when it becomes listed on an exchange, in our stock may reduce the overall market value of the common stock.

The offering price has been arbitrarily determined.

The offering price of $0.10 described in Determination of Offering Price on page 13 was not established in a competitive market.  Rather, the offering price was arbitrarily determined by us.  The offering price bears no relationship to our assets, book value, historical results of operations, or any other established criterion of value, and may not be indicative of the fair value of the common stock.  The trading price, if any, of the common stock that will prevail in any market that may develop in the future may be higher or lower than the offering price.

The offering price may not be indicative of future market prices.

The public market may not agree with or accept our determination of the offering price, in which case investors may not be able to sell their shares at or above the offering price, thereby resulting in losses on sale.  The market price of the common stock will likely fluctuate significantly in response to factors, some of which are beyond our control, such as: the announcement of new products or product enhancements by us or our competitors; developments concerning intellectual property rights and regulatory approvals; quarterly variations in results of operations; changes in earnings estimates or recommendations by securities analysts; developments in our industry; and general market conditions and other factors, including factors unrelated to our own operating performance.

Further, the stock market in general, and securities of small-cap companies in particular, has recently experienced extreme price and volume fluctuations.  Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock.  You should also be aware that price volatility might be worse if the trading volume of our common shares is low.

There is not now, and there may not ever be, an active market for our common stock.

There currently is no market for our common stock.  Further, although the common stock of Multisys Language Solutions may become quoted on the OTC Bulletin Board, trading of its common stock may be extremely sporadic.  For example, several days may pass before any shares are traded.  There can be no assurance that following the listing on an exchange,  a more active market for such common stock would develop.  Accordingly, investors must therefore bear the economic risk of an investment in the Shares for an indefinite period of time.

Following the approval of our registration statement,  we will become subject to the reporting requirements of federal securities laws, which can be expensive.

As a result of filing a registraion statement to become a reporting public company, we will be subject to the information and reporting requirements of the Securities Exchange Act of 1934 and other federal securities laws, including compliance with the Sarbanes-Oxley Act.  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders would cause our expenses to be higher than they would be if we remained a privately-held company.  In addition, we will incur substantial expenses in connection with the preparation of the registration statement and related documents with respect to the registration of the shares of common stock and the reporting that is required once we become a reporting company.

Compliance with the Sarbanes-Oxley Act and Securities and Exchange Commission rules concerning internal controls may be time consuming, difficult, and costly.

We have never operated as a publicly-traded company.  It may be time consuming, difficult, and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.

We may need to hire additional staff in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly-traded companies to obtain.

Upon the effective time of the registration statement, there will be a significant number of shares of common stock eligible for sale, which could depress the market price of such stock, assuming our common stock becomes listed on an exchange, of which there is no assurance.

Following the effective date of this registration statement, a large number of shares of common stock would become available for sale in the public market, which could harm the market price of the stock.  If our common stock becomes listed on an exchange, given that such market for our common stock is likely to be relatively illiquid market, it is likely that the sale of a significant amount of our stock would have a substantial negative impact on the market price of our stock due to supply and demand economic principles.  Further, shares may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for the common stock.  In general, an affiliated person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to 1% of the outstanding shares .

We cannot assure you that, even following the approval of the registration statement by the SEC and our election to become a reporting company under the ’33 Act, the common stock will become listed on the American Stock Exchange, Nasdaq, OTC-Bulletin Board or any other securities exchange.

Following the approval of the registration statement and as soon as practical, we plan to apply for listing our common stock on a recognized Stock Exchange.  However, we cannot assure you that Multisys Language Solutions will be able to meet the initial listing standards of any stock exchange, or that it will be able to maintain a listing of the common stock on any other stock exchange.  After the Registration Statement is approved, we expect that the common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where an investor may find it difficult to dispose of shares or obtain accurate quotations as to the market value of the common stock.  In addition, we would be subject to an SEC rule that, if we failed to meet the criteria set forth in such rule, imposes various requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors.  Consequently, such rule may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity.

If you purchase shares you will experience immediate and substantial dilution.

If you purchase shares, you will incur immediate and substantial dilution in pro forma net tangible book value.  If Multisys Language Solutions sell additional shares of common stock or issues warrants in the future and these holders of outstanding options and warrants exercise those options and warrants, you will incur further dilution.  In the event we obtain any additional funding, such financings are likely to have a dilutive effect on the holders of our securities. In addition, we have adopted an employee stock option plan under which officers, directors, consultants and employees will be eligible to receive stock options exercisable for our securities at exercise prices that may be lower than the offering price of $0.10 described in Determination of Offering Price on page 13.  Such stock option grants, if any, may dilute the value of the securities.

If the selling shareholders all elect to sell their shares of our common stock at the same time, the market price of our shares may decrease.

It is possible that the selling shareholders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time, the sales, or the possibility thereof, may have a depressive effect on the future market price of our common stock.

If our stock trades at a relatively small volume, shareholders may not be able to sell their shares without depressing the market price of the shares.

If a market for our common stock is established, it may be possible that a relatively small volume of shares will trade on a daily basis. A small volume is indicative of an illiquid market. In the event there is a relatively small volume of shares being traded on a daily basis, shareholders may be unable to sell their shares without causing a depressive effect on the price of our common stock.

RISKS RELATED TO OUR INTELLECTUAL PROPERTY

The intellectual property rights related to the educational language software products are valuable, and our inability to protect them could reduce the value of our products, services and brand.

We do not own any patents or intellectual property.  We have an exclusive Software Reseller Agreement with Strokes International AG, the company which produces the proprietary language education software.  Strokes owns the copyrights on their software.  The intellectual property related to software development by Strokes is currently outside of our direct control and could jeopardize our ability to implement our business plan.  In addition, the efforts made by Strokes, to protect their intellectual property rights may not be sufficient or effective.  Any significant impairment of the intellectual property rights could harm our business indirectly or our ability to compete.  Protecting the intellectual property rights is costly and time consuming, and the unauthorized use or copying of the software could cause these costs to rise significantly and materially affect our operating results.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders.  We will, however, incur all costs associated with this registration statement and prospectus.  Our company estimates the total costs that will be incurred by our company in connection with the registration statement and prospectus will be approximately $15,000.

DETERMINATION OF OFFERING PRICE

The selling stockholders will sell their shares of our common stock at a fixed price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. However, selling shareholders who are affiliates of our company, including our officers, will conduct their offering of the shares at the fixed price of $0.10 for the duration of their offering. Our common stock is not now, nor has ever been, traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our company, however, cannot provide our investors with any assurance that our common stock will ever be traded on the OTC Bulletin Board or on any other exchange.  The offering price of $0.10 per share has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earning per share.  Additionally, because we have no significant operating history and have not generated any material revenue to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

DILUTION

The common stock to be sold by the selling stockholders is 1,852,500 shares of common stock that are currently issued and outstanding.  Accordingly, there will be no dilution to our existing stockholders.

SELLING SECURITY HOLDERS

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of February 15, 2009, and the number of shares of common stock covered by this prospectus.  Because the selling stockholders may offer all or only some portion of the 1,852,500 shares of common stock to be registered, the numbers in the table below representing the amount and percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering are only estimates based on the assumption that each selling stockholder will sell all of his shares of common stock in the offering.

Other than the relationships described below, none of the selling stockholders had or have any material relationship with us.  To our knowledge, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.  10 of the 41 selling stockholders are family members of the current directors and officers of our company, and such individuals contacted each of the selling stockholders on an individual basis.

Selling Security Holder (1)	Number of Shares Owned (2)	Shares to register	Percentage Owned After (3)
Janelle Edington (4)	500,000	500,000	27.0%
Christopher Wetzel(5)	125,000	125,000	6.7%
Raymond Kuh (6)	125,000	125,000	6.7%
Manuel P. Graiwer	100,000	100,000	5.4%
Marisa Graiwer	100,000	100,000	5.4%
Stuart Graiwer	100,000	100,000	5.4%
Annette Marie Perini	100,000	100,000	5.4%
Deana Ruggieri	100,000	100,000	5.4%
Sherry Edington (7)	100,000	100,000	5.4%
Jerod Edington (8)	100,000	100,000	5.4%
Timothy Kuh (9)	100,000	100,000	5.4%
McKinley Romero	50,000	50,000	2.7%
Tracie Wetzel (10)	50,000	50,000	2.7%
Scott B. Kubiszewski	5,000	5,000	*	%
Rita Berger	5,000	5,000	*	%
Manuel Andrew Lujan III	5,000	5,000	*	%
Sam Yousefian	5,000	5,000	*	%
Chris Cohn	5,000	5,000	*	%
Robert E. Andrews	5,000	5,000	*	%
Dylan Christenson Conroy	5,000	5,000	*	%
Steven D. Meyer	5,000	5,000	*	%
Shannon & Rob Rand	5,000	5,000	*	%
Kathy Phillips	5,000	5,000	*	%
Hispanic TV Resources, Inc. Inc.	10,000	10,000	*	%
Buenpaso Prods., Inc.	10,000	10,000	*	%
Franco Prods., Inc.	10,000	10,000	*	%
Franco Enterprises, Inc.	10,000	10,000	*	%
Kenneth Graiwer	10,000	10,000	*	%
Alyson Graiwer	10,000	10,000	*	%
Cain Van de Water	5,000	5,000	*	%
Anthony Dedmond	5,000	5,000	*	%
Sarah Anderson	5,000	5,000	*	%
Susan Troyer	5,000	5,000	*	%
Sherry Proctor	5,000	5,000	*	%
Thomas Walsh	7,500	7,500	*	%
Edward Zimmerman III	5,000	5,000	*	%
Frank Cholaj	7,500	7,500	*	%
David J. McIver	7,500	7,500	*	%
Jennifer Edington (11)	5,000	5,000	*	%
Tammy Curley	5,000	5,000	*	%
Kyle Carlson	5,000	5,000	*	%
Nicholas Evald Torokvei	5,000	5,000	*	%
Amy Pandya Jones	5,000	5,000	*	%
Kyle R. Drexel	5,000	5,000	*	%
Ramsina Lazar Soccoccio	5,000	5,000	*	%
Elizabeth Durand	5,000	5,000	*	%
Totals	1,852,500	1,852,500	100%

(1)

Other than the founders of MLS, Janelle Edington, Chris Wetzel and Raymond Kuh who were issued their shares at $0.001 per share on June 10, 2008, the respective selling security holders acquired their respective shares by way of private placement pursuant to subscription agreements that were entered into between our company and the respective selling stockholders between September 2, 2008, and October 2, 2008. We issued an aggregate of 1,102,500 common shares to the selling security holders at an offering price of $0.10 per share for gross offering proceeds of $110,250.  We issued the shares to the subscribers relying on an exemption from registration under Regulation D, Rule 504 and/or Section 4(2) or 4(6) of the Securities Act of 1933.

(2)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(3)	These amounts are estimates. Assumes all of the shares of common stock offered are sold. Based on 1,852,500 common shares issued and outstanding on December 31, 2008.

(4)	Janelle Edington is the President and Chief Executive Officer of Multisys Language Solutions and a member of the board of directors.

(5)	Christopher Wetzel is a Vice President of Multisys Language Solutions and a member of the board of directors.

(6)	Raymond Kuh is the Chief Financial Officer, Treasurer and Secretary of Multisys Language Solutions and is a member of the board of directors.

(7)	Sherry Edington is the mother of Janelle Edington

(8)	Jerod Edington is a brother of Janelle Edington

(9)	Timothy Kuh is a brother of Raymond Kuh

(10)	Tracie Wetzel is the sister-in-Law of Christopher Wetzel

(11)	Jennifer Edington is the sister-in-law of Janelle Edington

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a fixed price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation on the pink sheets, and thereafter at prevailing market prices or privately negotiated prices.  However, Selling Shareholders who are affiliates of our company, including our officers, will conduct their offering of the shares at the fixed price of $0.10 for the duration of their offering.  Our company, however, cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or on any other exchange. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

1.

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

3.	an exchange distribution in accordance with the rules of the exchange or quotation system;

4.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

5.	privately negotiated transactions; and

6.	a combination of any aforementioned methods of sale.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales.  The selling stockholders who are affiliates of Multisys Language Solutions shall be deemed “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales.  In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933 .

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act of 1933, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933 , a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement and prospectus including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We are authorized to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock with a par value of $0.001.  As of February 15, 2009, we had 1,852,500 common shares issued and outstanding; and no shares of preferred stock issued.  Upon liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights.  There are no conversions, redemption, sinking fund or similar provisions regarding the common stock.  Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our Articles of Incorporation or our By-laws that would delay, defer or prevent a change in control of our company.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

The financial statements of our company included in this registration statement have been audited by Li & Company, PC, to the extent and for the period set forth in their report appearing elsewhere in the registration statement and prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.  Michael Espey, Esq., of 318 18th Ave. E. Seattle, WA 98112 is our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

BUSINESS OF MULTISYS LANGUAGE SOLUTIONS, INC.

Introduction and Business Strategy

Multisys was organized under the laws of the State of Nevada on June 6, 2008, for the purpose of acquiring a Software Reseller Agreement on an exclusive basis from Strokes International AG, (Strokes) a language education software development company based in Linz, Austria and to market language teaching software products primarily in the People’s Republic of China, including Hong Kong, Macao and Taiwan.  Under the Software Reseller Agreement, Strokes agreed to provide the master CD-ROM with Electro Static Discharge (ESD) –free activating code protection for pressing the software (CD-ROM or programming USB thumb drives) in China, which include all necessary printing pattern files and pictures of the homepage from Strokes and company marketing literature, which the reseller or its assignee is authorized to duplicate in whole or in part.

Multisys Language Solutions’ Exclusive Software Reseller Agreement

The exclusive Software Reseller Agreement was originally granted to Peter Schmid, a businessman residing in Aying, Germany on June 1, 2008.  The exclusive Software Reseller Agreement was subsequently assigned to Multisys on June 11, 2008, by Peter Schmid for (i) $10,000 in cash, (ii) warrants to purchase 100,000 shares of Multisys common stock at $0.10 per share valid for three years from the date of issuance, and (iii) a royalty of 5% of all proceeds received by Multisys from the sales of the language teaching software product.  Under the terms and conditions of the Software Reseller Agreement between Peter Schmid and Strokes International AG, Peter Schmid as the Reseller had the right to transfer and convey his interest in the Software Reseller Agreement to a third party.

Under the Reseller Agreement, Strokes appointed the reseller or its assignee as its exclusive sales agent in the countries of the Peoples Republic of China, Hong Kong, Macao and Taiwan to market and sell certain language education software.  The exclusive language education software was developed to teach Chinese speaking individuals how to read and speak the English and German languages. There are three different levels of language teaching software programs for both English and German languages, beginner, intermediate and advanced, which are fully developed and ready to market in January of 2009.  Strokes agreed to provide the master CD-ROM with ESD –free activating code protection for pressing or duplicating the software (CR-ROM´s or USB Thumb drives) in China, which include all necessary printing pattern files and pictures of the homepage from Strokes and company marketing literature, which the reseller (and assignees) are authorized to duplicate in whole or in part.

As a reseller, we are obligated to pay Strokes a royalty in the amount of 40% of the net retail price, payable quarterly.  The net retail price is defined as the customer price minus the applicable official value added tax rate.  As of June 2008 when the Resellers Agreement was signed, the applicable value added tax in China and Macao was 17%, Taiwan was 5% and there was no VAT in Hong Kong and Macao.

The Resellers Agreement has an initial term of five years and shall automatically renew for subsequent five year terms unless either party provides written notice at least thirty days prior to the expiration of the then current term.  The agreement can be terminated by either party upon the occurrence of a material breach by the other party, if the breaching party does not cure such breach within twenty days after the receipt of written notice identifying the breach.

Exclusive Marketing and Distribution Agreement

Subsequent to the acquisition of the exclusive Software Reseller Agreement, on June 23, 2008, to be effective as of July 1, 2008, Multisys entered into a five year Exclusive Marketing and Distribution Agreement with Xiamen Eurotech Intelligence Commercial & Trading Co. (or Xiamen) whereby Xiamen would be the exclusive production, sales and marketing agent for Multisys to replicate, package, advertise, market and sell all language teaching software products in China, Hong Kong, Macao and Taiwan.  Under the Exclusive Marketing and Distribution Agreement, consistent with the terms of the Software Reseller Agreement with Strokes, Xiamen will have the legal authority to mass reproduce and package the language teaching software products with a view toward selling those products pursuant to a specific pricing structure.  Xiamen agreed to be bound by all terms and conditions defined in the Software Reseller Agreement for the express purpose selling the language teaching software products on an exclusively basis in China, Hong Kong, Macao and Taiwan.  This includes the assumption of the underlying financial obligations to Stokes International AG, as described in the original Software Reseller Agreement.  Subject to reaching certain sales targets outlined in the five year agreement, Xiamen will be authorized to continue to sell the language teaching software products on an exclusive basis for an additional five years.

We required Xiamen to meet certain minimum annual sales volumes under the terms of the Exclusive Marketing and Distributions Agreement, beginning in 2009 through 2013.  Pursuant to an amendment of the agreement with Xiamen, we agreed to waive the minimum sales requirement for 2008.

Under the terms and conditions of the Resellers Agreement we agreed to sell three different interactive multimedia language education software programs in China for the following net retail prices: 1) 385 RMB ($56.62) for the beginners program; 2) 556 RMB ($81.76) for the intermediate program; and 3) 726 RMB ($106.76) for the advanced program.  Because the products will be produced in China, the costs for production, duplicated, packaging, printing and marketing expenses in the amount of 45 RMB for the beginners program, 55 RMB for the intermediate program, and 65RMB for the advanced program will be deducted from the 40% of the Net Retail Price payable to Strokes International.  Out of 60% of the net retail price to be retained by Xiamen plus the adjustment for production, duplication, packaging, printing and marketing expanse, Multisys will receive $4.00 per unit sold converted to RMB, using the currency conversion calculation near the time of this registration statement.

As required by the Exclusive Marketing and Distribution Agreement, MLS agreed to pay Xiamen, on a one time basis only, $60,000 for various set up costs, including the development of a shopping website in Chinese, translation services for the instruction software, costs to duplicate 10,000 units of the educational language software and the packaging of those software units, development of direct marketing brochures and initial advertising.  MLS provided these funds to Xiamen in September of 2008.  In return, Xiamen will manage the entire sales and marketing program in China, including future product production, sales, shipping, packaging and advertising costs of all software products production.

The Exclusive Marketing and Distribution Agreement has an initial term of five years with an option to be renewed for a subsequent five year term on written request of both MLS and Xiamen sixty days in advance of the anniversary date of the agreement.  The agreement can be terminated by Xiamen at any time upon sixty days advance written notice.  MLS may terminate the agreement if Xiamen shall be in default of any obligation under the agreement, shall be adjudged bankrupt, become insolvent, make an assignment for the benefit of creditors, shall be placed in the hands of a receiver or trustee in bankruptcy or does not perform a minimum annual volume as required in the agreement.

We are currently organizing the distribution and marketing pathways pursuant to our agreement with Xiamen.  Xiamen will market the software over the internet in China on a direct basis; use other direct marketing programs and also attempt to do distribute the software through one or more of the large retail chains that specialize in selling software in China.  Examples of these large chain stores that Xiamen will approach about carrying the Strokes software are Dang Dang, Amazon China and Danwei Bookstores.  The primary focus of Xiamen will be establishing and defining multiple sales channels and supporting them with meaningful marketing programs, promotions and advertising to the extent that funds are available to Xiamen from outside sources or by reinvesting income from sales.  Xiamen has not sold any product to date and has not generated any revenues from operations.

Strategy

Our activities to date have been limited primarily to organization, initial capitalization, business and product research, acquiring the rights to a Software Reseller Agreement, developing a website, securing a manufacturing and marketing agreement with a company based in China, preparing a comprehensive business and operating plan and evaluating the regulatory requirements to sell language software in China.  To date, we have no revenues from operations. Our expenses consist of primarily of organizational costs, activities related to capital formation and entering into two material contracts.

Our company is structured expressly as a marketing entity and therefore we do not currently engage in the design, development or duplication of software.  In phase I of our multiphase marketing plan, we have entered into a manufacturing and marketing agreement with Xiamen to replicate, market, and sell the Strokes brand software in China and assume the underlying financial obligations of the Software Reseller Agreement.  The purpose of our entering into the exclusive agreement with Xiamen was to obtain brand recognition for our products in China and establish our products as the un-paralleled leader in language education software in that country.

Our plan of operations for the next twelve months includes:

•	To assist Xiamen in establishing one or more effective marketing channels for our software products through a network of distributors or dealers in China.
•

If the proposed business arrangement is successful in marketing the language education software for English and German, we intend to cooperate with Strokes International AG to develop similar software programs for Spanish, Italian, French and Japanese languages.

•	We intend to register Multisys Language Solutions as a company registered trademark.

To further our business plan during the next 12 months we plan to undertake the following: 1) finalization of the Strategic Marketing Plan; 2)  filing of a registration statement; 3) raising additional capital through a second private stock offering to realize additional operating capital within the next twelve months;  4) making application for Multisys Language Solutions to be publicly traded on the OTC-Bulletin Board; and 4) evaluate the feasibility of selling language education software in Spanish, Italian, French, and Japanese languages to consumers in China (Phase II).

Multisys Language Solutions Products

 The Strokes language education software that Multisys Language Solutions plans to sell is fully developed and utilizes a novel approach in language education software.  The language education software developed by Strokes is unique because it is interactive and utilizes multimedia to teach language skills.  We feel that the preliminary marketing research conducted by Xiamen, our Chinese marketing partner, indicates that our product is technically equal or superior to most other language education software programs currently being marketed in China.  We have undertaken a preliminary evaluation through our marketing partner, Xiamen, of the current competing language education software being sold in China and we have found various shortcomings for competing software.  The Strokes language education software products are competitively priced and we feel there are some features which make our language education more user-friendly:

•	Utilizes integrated multimedia and interactive platform
•	Adapts itself to individuals learning styles
•	USB drive software for easy and quick software access
•	Languages being taught within software are exemplified by native, expert speakers
•	Video tutor leads the course and displays lip and tongue placement
•	Vocabulary based phonetics training
•	Intelligent error correction references and focuses on problem areas
•	Mobile learning through the transfer of text or words to mobile audio devices
•	Usable and relative conversation learning situations
•	Over 2,500 exercises
•	Complete audio dictionary to hear words and sentences in program
•	Intelligent vocabulary training keeps track of words needing more practice
•	Personalized learning plan determined by goals, time available, and previous knowledge
•	Print functions available on all program pages

Initially, we will not produce any products or components; we will act as an exclusive reseller for the software products in China, but we will utilize the services of Xiamen, as a subcontractor production and marketing company domiciled in China.

Market Analysis and Competition

Management believes that Multisys Language Solutions’ main competition is expected to be from four primary companies inside China who are selling similar software.  There are many companies that are selling software to learn the languages in China, but very few software programs are available which are designed to teach Chinese speaking individuals other languages.  As an example, the world’s largest company in the language teaching industry is Rosetta Stone.  As of this date, Rosetta Stone does not sell any language education programs in China to teach foreign languages to Chinese speaking individuals.  Management believes that the software developed by Strokes is technologically superior, more user friendly, more accurate in language teaching, and priced competitively with other companies who are currently selling similar language education software in the PRC.  Multisys Language Solutions will be competing against companies with products that have interactive and multimedia formats, but we believe the competing products are less efficient and in most cases more expensive than the Strokes Interactive multimedia language education software.  We have identified only three companies in language teaching industry in the PRC that we believe are competitive; 1) Beijing Hauwenshengshi Education Development Co., LTD.; 2) World 90; and 3) China Today.  These companies may have sufficiently more financial resources than our company.

In management’s opinion, at this point in time, there is no similar language software available in the PRC.  However, the market resistance against new products and new software has to be overcome in order for the company to become successful and there is no assurance that this will happen.

Marketing and Sales

Xiamen will develop all the appropriate technical brochures, advertising, presentations, marketing materials, a website for direct marketing, develop a sales team and initiate meetings with major retail chains in the PRC.  Xiamen intends to use an integrated plan that includes a robust and informative web site, target advertising, trade shows and personal contact to large retail chain stores operating in the PRC.  The three primary chains that will be approached by Xiamen are:  1) Dang Dang; 2) Amazon China; and 3) Danwei Bookstores.  The identification of potential customers will be determined by Xiamen pursuant to continuing analysis of the existing market and all of the viable distribution channels and methods to sell language education software.  Xiamen plans to attend and/or participate in consumer trade shows and do direct mailings and call on to potential clients as part of its marketing strategy.  Relationships with universities, teacher’s organizations and existing internet communities will help in marketing the product.  Our company website is www.MultisysLanguage.com.

Patents, Trademarks, and Copyrights

We are substantially dependent on the ability of Strokes International AG to maintain proprietary copyright protection of the software products and to avoid infringement or copy write violations by other third parties.

Employees

Our President and Chief Executive Officer, Janelle Edington, performs employee like services for our company on a part time basis.  Ms. Edington works approximately 15 hours per week for the benefit of Multisys Language Solutions and is paid $1,000 per month.  Employee-like services provided by the other officers and directors of Multisys Language Solutions will be compensated to them at the rate of $50.00 per hour.  These individuals have other employment and responsibilities outside of Multisys Language Solutions.

DESCRIPTION OF PROPERTY

Our executive office is currently located at 8045 Dolce Volpe Avenue, Las Vegas, NV89178.  The 150 square foot office is provided by Janelle Edington, our President and CEO at no cost to Multisys.  This operating facility functions as our main operating facility. We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises until such time as we raise additional capital.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.  Michael Espey, Esq. will pass upon certain matters relating to the legality of the common stock offered hereby for us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not traded on any securities exchange and there is currently no market for it.

As of December 31, 2008, we had an outstanding warrant to purchase 100,000 shares.  We do not have any outstanding options, or other derivative securities, other than the outstanding warrants.  None of the outstanding shares could currently be sold pursuant to Rule 144.  We have agreed to register all 1,852,500 shares of common stock currently outstanding.

As of December 31, 2008, there were approximately 46 holders of record of the 1,852,500 shares of common stock issued and outstanding.  Our transfer agent and registrar is Empire Stock Transfer, Inc., 2470 Saint Rose Parkway, Suite 304, Henderson NV 99074, Phone: (775) 332-0626.

Dividend Policy

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future.  Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

Equity Compensation Plan Information

The following table sets forth information about the common stock available for issuance under compensatory plans and arrangements as of December 31, 2008.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights.	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plan approved by security holders (1)	0	$0	1,000,000
Total	0	$0	1,000,000

(1)

On June 10, 2008, the shareholders of Multisys Language Solutions adopted the 2008 Non-Qualified Stock Option and Stock Appreciation Rights Plan with 1,000,000 shares of common stock reserved for issuance under the Plan under which the board of directors may grant incentive or non-statutory stock options to officers, directors, employees, consultants and advisors of Multisys Language Solutions.

FINANCIAL STATEMENTS

The financial statements appear below beginning on page 31.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING PLAN OF OPERATIONS SECTION SHOULD BE READ IN CONJUNCTION WITH OUR FINANCIAL STATEMENTS AND THE NOTES THERETO INCLUDED ON PAGES 32 THROUGH F-11 FOLLOWING THE LEGAL MATTERS SECTION OF THIS REGISTRATION STATEMENT ON FORM S-1. ALL STATEMENTS IN THIS ANNUAL REPORT RELATED TO MULTISYS LANGUAGE SOLUTIONS’ CHANGING FINANCIAL OPERATIONS AND EXPECTED FUTURE OPERATIONAL PLANS CONSTITUTE FORWARD-LOOKING STATEMENTS. THE ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED OR EXPRESSED IN SUCH STATEMENTS.

General.

Multisys Language Solutions, Inc. was organized under the laws of the state of Nevada on June 6, 2008, and is doing business as a marketer of language education software in the People’s Republic of China.  We are structured expressly as a marketing entity and therefore we do not engage in the design, development or manufacturing of language education software.  We intend to operate only in China under the terms of our exclusive Software Reseller Agreement with Strokes International AG, an unaffiliated Austrian company.  We purchased the Software Reseller Agreement for (i) $10,000 in cash, (ii) warrants to purchase 100,000 shares of the Company’s common stock at $0.10 per share valid for three years from the date of issuance, and (iii) a royalty equal to 5% of all revenue received by us from the sale of all language education software sold in China.  Since commencement of operations in 2008, our efforts to date have been principally devoted to and limited primarily to organization, initial capitalization, business development, identifying a marketing partner in China, preparing a comprehensive business and operating plan, and evaluating, with our exclusive marketing agent in China the market in China to which to market language education software.  Substantial research has been undertaken on competing software currently being offered in China to teach residents of China to learn how to speak English and German.

Under our exclusive Software Resellers Agreement with Strokes International, AG (or Strokes) we are required to pay a fee equal to 40% of the net retail price on each unit sold after the production and marketing fee to Xiamen is taken out.  Our company entered into an Exclusive Marketing and Distribution Agreement with Xiamen Eurotech Intelligence Commercial & Trading Co. under which Xiamen will act as our exclusive marketing agent to produce, market and sell the language education software products in the covered territories of China, Hong Kong and Taiwan.  As part of that agreement, Xiamen has assumed the underlying financial obligations of the Software Reseller Agreement and will remit proceeds from the sale of language education software products to Strokes on a direct basis.

Under the terms and conditions of the Resellers Agreement with Strokes we agreed to sell three different interactive multimedia language education software programs for the following net retail prices: 1) 385 RMB ($56.62) for the beginner program; 2) 556 RMB ($81.76) for the intermediate program; and 3) 726 RMB ($106.76) for the advanced program.  Because the products will be produced in China by Xiamen, the costs for production, duplicated, packaging, printing and marketing expenses in the amount of 45 RMB for the beginners program, 55 RMB for the intermediate program, and 65RMB for the advanced program will be deducted from the net retail price before calculating 40% of the net retail price payable to Strokes. Out of the 60% net retail price to be retained by Xiamen for all operating costs and Multisys will receive $4.00 per unit sold or 27.2 RMB, using the currency conversion calculation as of this date.

We are currently organizing our production, distribution, sales and marketing plan pursuant to our agreement with Xiamen.  Xiamen will market the software over the internet in China on a direct basis; use other direct marketing programs and also attempt to do distribute the software through one or more of the large retail chains that specialize in selling software in China.  Examples of these large chain stores that Xiamen will approach about carrying the Strokes software are Dang Dang, Amazon China and Danwei Bookstores.  The primary focus of

Xiamen will be establishing and defining multiple sales channels and supporting them with meaningful marketing programs, promotions and advertising to the extent that funds are available to Xiamen from outside sources or by reinvesting income from sales.  Xiamen has not sold any product to date and has not generated any revenues from operations.

Since we are a marketing company and not engaged in the manufacture of our products, we have not been required to invest in assets dedicated to software design, software development, software testing and manufacturing and duplication of software.  Instead, our sales and marketing partner, Xiamen, will duplicate the software and assume responsibility for its packaging and distribution.  We provided $60,000 to Xiamen to financially assist in the organization and launch of the language education software products.

We do not intend at this point in time to market any other language education software except for English and German.  The exclusive Software Reseller Agreement does provide us the option, in the future, to potentially market software to teach Japanese, Spanish, Italian and French languages.

Our plan of operation for the next 12 months will be the execution of our strategic business plan.   We intend to finalize the Strategic Marketing Plan, complete an audit of our financial statements, realize additional capital investments through a second private stock offering, making application to have Multisys Language Solutions’ shares of common stock to become publicly traded on the OTC-BB.

Results of Operations

Since Multisys Language Solutions was formed on June 6, 2008, it has not earned any revenues and has incurred a net loss of $86,909 for the period from June 6, 2008 (inception), through December 31, 2008.

For the period from June 6, 2008 (inception), through December 31, 2008, we incurred $60,000 in distribution and marketing and $26,909 in general and administrative expenses.

Liquidity and Capital Resources.

We are currently financing our operations from the proceeds from sales of common stock offered pursuant to a private placement which was closed on October 31, 2008, in which we had gross proceeds of $110,250.  As of December 31, 2008, we had cash in the amount of $25,349.  We will need to raise additional capital or generate sufficient revenues by the third quarter of 2009 or curtail our operations.

As of December 31, 2008, we had $25,349 in cash and cash equivalents. We do not have any available lines of credit.  Since inception we have financed our operations from private placements of equity securities.

Net cash used in operating activities for the period from June 6, 2008 (inception), through December 31, 2008, was $75,651.

Net cash from financing activities for the period from June 6, 2008 (inception), through December 31, 2008, was $111,000.  This funding came from 43 investors in an offering of common stock at $.10 per share that ended on October 31, 2008, and $750 from our three officers for common stock at $.001 per share.

We plan to finance our needs principally from the following:

•	Issuance of convertible promissory notes and warrants.
•	A private placement stock offering for shares in the company.

We do not have sufficient capital to carry on operations past September 2009, but we plan to raise additional capital in a private placement offering to secure funds needed to finance our plan of operation for at least the next twelve months.  However, this is a forward-looking statement, and there may be changes that could consume available resources before such time.  Our long term capital requirements and the adequacy of our available funds will depend on many factors, including the eventual reporting company costs, public relations fees and operating expenses, among others.

We are pursuing potential equity financing and other collaborative arrangements that may generate additional capital for us.  We cannot assure you that we will generate sufficient additional capital or revenues, if any, to fund our operations beyond September 2009, that any future equity financings will be successful, or that other potential financings through bank borrowings, debt or equity offerings, or otherwise, will be available on acceptable terms or at all.

New Accounting Pronouncements

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8934 on June 26, 2008. Commencing with its annual report for the year ending December 31, 2009, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

•	of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;
•	of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and
•	of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, in the following fiscal year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007) “Business Combinations” (“SFAS No. 141(R)”), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting.  SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt this standard at the beginning of the Company’s year ending December 31, 2008, for all prospective business acquisitions. The Company has not determined the effect that the adoption of SFAS No. 141(R) will have on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 160 “Non-controlling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which causes non-controlling interests in subsidiaries to be included in the equity section of the balance sheet.  SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented.  The Company will adopt this standard at the beginning of the Company’s year ending December 31, 2008, for all prospective business acquisitions.  The Company has not determined the effect that the adoption of SFAS No. 160 will have on the financial results of the Company.

In March 2008, the FASB issued FASB Statement No. 161 “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities.  Pursuant to SFAS No.161, Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. SFAS No. 161 encourages but does not require disclosures for earlier periods presented for comparative purposes at initial adoption.  In years after initial adoption, this Statement requires comparative disclosures only for periods subsequent to initial adoption.  The Company does not expect the adoption of SFAS No. 161 to have a material impact on the financial results of the Company.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Critical Accounting Policies and Estimates.

This discussion and analysis of our financial condition and results of operations are based on our financial statements that have been prepared under accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United

States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.  Our critical accounting policies are:

Revenue Recognition.  Royalties will be recognized as revenue when the amounts are contractually earned, fixed and determinable, and there is substantial probability of collection.

Estimates.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Intangible Assets.  Multisys Language Solutions’ intangible assets are composed of an exclusive Software Reseller Agreement with Strokes International AG and a Sales and Marketing Agreement with Xiamen Eurotech Intelligence Commercial & Trading Co.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The current executive officers, directors and significant employees of Multisys Language Solutions are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Janelle Edington	President, Chief Executive Officer, & Director	28	June 6, 2008
Raymond Kuh	Secretary/Treasurer, Chief Financial Officer & Director	37	June 10, 2008
Christopher Wetzel	Vice-President and Director	38	June 10, 2008

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Family Relationships

There are no family relationships among our directors or officers

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person’s business experience, principal occupation during the period, and the name and principal business of the organization by which they were employed.

Janelle Edington, Founder, President and Director.  Ms. Edington attended Washington State University in Pullman, Washington. She earned a B.A. in Business Administration in 2003.  Since 2004 she has been employed in the guest services department of the Venetian Hotel in Las Vegas.

Christopher Wetzel, Vice President and Director.

Mr. Wetzel graduated from University of Puget Sound in Tacoma, Washington, in 1992 with a degree in English.  Since 2002, he has been the Vice President of Business Development for Contineo Technologies, Inc., and is a Certified Information Systems Auditor.

Raymond Kuh, Chief Financial Officer, Treasurer, Secretary and Director.  Mr. Kuh is currently engaged in the business of providing specialized language services, translation and interpretation primarily in the area of legal contracts.  He earned a Bachelor of Arts Degree in English Philology from Gonzaga University,

Spokane, WA in (August 1992 - May 1996). Subsequently, Mr. Kuh has continued to further his training, skills and competence.  Via Eastern Washington University (January through  June 1997), he moved to Guadalajara Mexico and completed a 6 month intensive Spanish immersion program; In 2006, in Barcelona, Spain, he completed the Spanish Official Language School’s (Escuela Oficial de Idiomas) Level 4 Advanced Spanish course, earning a Notable distinction; and, in 2007, he successfully completed all modules in a course entitled Introduction to Translation offered by International House World Organization, Barcelona, Spain.  In 1999 he organized and formed the Historical Autographs U.S.A., Inc. and was the President and Director of the company until it merged with Arbios Systems, Inc. in 2003.  From July 1997 to November of 2004, Mr. Kuh was employed by Walsh & Associates of Spokane, WA, a law firm specializing in patent, trademark, copyright and other intellectual property law.  During this time, Mr. Kuh ascended to the position of Operations Manager, whereby he managed business activities and staff of three.  Mr. Kuh is currently the Secretary/Treasure and CFO of Trevenex Resources, Inc.

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the aggregate annual and long-term compensation paid by us since inception on June 6, 2008, until December 31, 2008, to our Chief Executive Officer (the “Named Executive Officer”). Other than as set forth below, no executive officer’s salary and bonus exceeded $100,000 for the fiscal year 2008.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Com-pensation ($) (g)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All other Compensation ($) (i)	Total ($) (j)
Janelle Edington Pres. & CEO, Dir.	2008	4,000	0	0	0	0	0	-	0	4,000

Narrative Disclosure to Summary Compensation Table

Janelle Edington has not entered into formal written employment agreement with Multisys Language Solutions.  Janelle Edington has been employed on an at will basis with a base salary of $1,000 per month beginning September 2008.

Outstanding Equity Awards at Fiscal Year End

 None of our named executive officers have been granted any equity compensation, including option grants as of December 31, 2008.

Compensation of Directors

No compensation was paid to our directors for director services during the fiscal year ending December 31, 2008.

Compensation Committee Interlocks and Insider Participation

We do not currently have a compensation committee.  During the fiscal year ended December 31, 2008, the following officers participated in deliberations of our board of directors concerning executive officer compensation:  Christopher Wetzel and Raymond Kuh.  Janelle Edington abstained from voting on matters concerning her compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 15, 2009, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers.  The percentage of shares beneficially owned is based on 1,852,500 shares of common stock outstanding as of February 15, 2009.  Shares of common stock subject to stock options and warrants that are currently exercisable or exercisable within 60 days of February 15, 2009, are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.  Except as otherwise listed below, the address of each person is 8045 Dolce Volpe Ave., Las Vegas, NV 89178.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Janelle Edington, Pres. & CEO(1)	500,000 shares	27.0%
Christopher Wetzel (2)	125,000 shares	6.7%
Raymond Kuh, CFO, Treas, Sec, Dir. (3)	125,000 shares	6.7%
Jerod Edington (4) 230 Bethany Rd. #128, Burbank, CA 91504	100,000 shares	5.4%
Sherry Edington (4) 702 Edenderry Court, Spokane, WA. 99223	100,000 shares	5.4%
Manuel P. Graiwer (4) 550 Chalette Dr., Beverly Hills, CA 90210	100,000 shares	5.4%
Marisa Graiwer (4) 943 16th St., Santa Monica, CA 90403	100,000 shares	5.4%
Stuart Graiwer (4) 10512 Troon Ave., Los Angeles, CA 90064	100,000 shares	5.4%
Timothy Kuh (4) 1314 South Grand Blvd, Spokane, WA. 99202	100,000 shares	5.4%
Annette Marie Perini (4) 1839 Thatch Palm Dr., Boca Raton, FL 33432	100,000 shares	5.4%
Deana Ruggieri (4) 7460 Hollywood Blvd. #4, Los Angeles, CA 90046	100,000 shares	5.4%
Peter Schmid (5) Wiesenweg 7, 85653 Aying, Germany	100,000 shares	5.4%
Executive officers and directors as a group 3 persons (6)	750,000 shares	40.4%

(1)	Janelle Edington, President and Chief Executive Officer, director. The holdings of Janelle Edington include 500,000 shares of common stock.
(2)	Christopher Wetzel, Vice President, director. The holdings of Mr. Wetzel include 125,000 shares of common stock.

(3)	Raymond Kuh, Chief Financial Officer, Treasurer, Secretary, director. The holdings of Mr. Kuh include 125,000 shares of common stock.
(4)	The holdings of each of these named beneficial holders include only shares of common stock and do not include any vested derivative securities.
(5)	The holdings of Peter Schmid include warrants to purchase 100,000 shares of common stock at $0.10 per share.
(6)	The holdings of the executive officers and directors as a group include an aggregate of 750,000 shares of common stock as of February 15, 2009.

Change in Control

We are unaware of any contract, or other arrangement or provision of our Articles or By-laws, the operation of which may at a subsequent date result in a change of control of our company.

TRANSACTONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On June 10, 2008, an aggregate of 750,000 shares of common stock were purchased to our founders at $0.001 shares per share for aggregate gross proceeds of $750, as follows: 500,000 shares of common stock were issued to Janelle Edington, our President and CEO, 125,000 shares were issued to Christopher Wetzel, Vice President and director, and 125,000 shares were issued to Raymond Kuh, CFO, Treasurer, Secretary and director,.

On October 30, 2008, Multisys Language Solutions concluded a private placement of shares of its common stock.  Multisys Language Solutions raised a total of $110,250 through the sale of 1,102,500 shares of its common stock to a total of 30 non-accredited investors and 13 accredited investors for $.10 per share.  The following related person purchased shares in this private placement: Jerod Edington, the brother of Janelle Edington, purchased 100,000 shares for $10,000; Sherry Edington, the mother of Janelle Edington, purchased 100,000 shares for $10,000; Tim Kuh, the brother of Raymond Kuh, purchased 100,000 shares for $10,000; Tracie Wetzel, the sister-in-law of Christopher Wetzel, purchased 50,000 shares for $5,000; and Jennifer Edington, the sister-in-law of Janelle Edington, purchased 5,000 shares for $500.

Promoters and Certain Control Persons

The promoters of our company were Janelle Edington, Raymond Kuh and Christopher Wetzel, our officers and directors.  Our promoters received nothing of value in return for being a promoter.  The promoters did purchase shares of Multisys Language Solutions for a price equal to the $.001 par value on June 10, 2008.

Director Independence

Our Board of Directors has determined that none of our board members are “independent directors” under the criteria set forth in Rule 4200(15) of the NASDAQ Marketplace Rules.  We do not have a separate audit committee or any other committees at this time.  Our entire Board of Directors acts as our audit committee.

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide we shall indemnify any director, officer, employee or agent of our company, or any person serving in any such capacity of any other entity or enterprise at our request, against any and all legal expenses, including attorney’s fees, claims and or liabilities arising out of any action, suit or proceeding, except an action by or in the right of our company. We may, but are not required, to indemnify any person where such person acted in good faith and in a manner reasonably believed to be or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, where there was not reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order or settlement or conviction, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our company, and that, with respect to any criminal action or proceeding, there was reasonable cause to believe that the conduct was unlawful.

Indemnification will be made by us only when authorized in the specific case and upon a determination that indemnification is proper by (i) the stockholders, (ii) a majority vote of a quorum of the board of directors, consisting of directors who were not parties to the action, suit or proceeding, or (iii) independent legal counsel in a written legal opinion, if a quorum of disinterested directors so orders or if a quorum of disinterested directors cannot be obtained.

Expenses incurred in defending any action, suite or proceeding may be paid by our company in advance of the final disposition, when authorized by our board of directors, upon receipt of any undertaking by or on behalf of the person defending to repay such advances if indemnification is not ultimately available under the indemnification provisions of our By-laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon for Multisys Language Solutions by Michael R. Espey, Esq. of 318 18th Ave. E. Seattle, WA 98112 who is our independent legal counsel.

Multisys Language Solutions, Inc.

 (A Development Stage Company)

December 31, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Multisys Language Solutions, Inc.

(A development stage company)

Las Vegas, Nevada

We have audited the accompanying balance sheet of Multisys Language Solutions, Inc. (a development stage company) (the “Company”) as of December 31, 2008 and the related statements of operations, stockholders’ equity and cash flows for the period from June 6, 2008 (inception) through December 31, 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and the results of its operations and its cash flows for the period from June 6, 2008 (inception) through December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company had a deficit accumulated during the development stage at December 31, 2008, a net loss and cash used in operations for the period from June 6, 2008 (inception) through December 31, 2008, respectively, with no revenues during the period.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC

Li & Company, PC

Skillman, New Jersey

January 11, 2009

MULTISYS LANGUAGE SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

December 31, 2008

ASSETS
CURRENT ASSETS
Cash	$25,349

Total Current Assets	25,349

SOFTWARE RESELLER AGREEMENT
Software Reseller Agreement	10,000
Accumulated Amortization	(583)

SOFTWARE RESELLER AGREEMENT, net	9,417

Total Assets	$34,766

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accrued expenses	$10,675

Total Current Liabilities	10,675

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value, 10,000,000 shares authorized,
none issued or outstanding	-
Common stock, $.001 par value, 100,000,000 shares authorized,
1,852,500 shares issued and outstanding	1,853
Additional paid-in capital	109,147
Deficit accumulated during the development stage	(86,909)

Total Stockholders' Equity	24,091

Total Liabilities and Stockholders' Equity	$34,766

See accompanying notes to Financial Statements.

MULTISYS LANGUAGE SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

For the Period from
June 6, 2008
(Inception) through
December 31,2008

REVENUE	$-

COST OF GOODS SOLD	-

GROSS PROFIT	-

OPERATING EXPRENSES
Distribution and advertising	60,000
General and administrative expenses	26,909

Total Expenses	86,909

LOSS BEFORE TAXES	(86,909)

INCOME TAXES	-

NET LOSS	$(86,909)

NET LOSS PER COMMON SHARE
- BASIC AND DILUTED:	$(0.07)

Weighted common shares outstanding
- basic and diluted	1,219,559

See accompanying notes to Financial Statements.

MULTISYS LANGUAGE SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY

				Deficit
				Accumulated
			Additional	during the	Total
	Common stock, $.001 par value		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance - June 6, 2008 (Inception)	-	$-	$-	$-	$-

Issuance of common stock for cash
upon formation at $0.001 per share	500,000	500	-		500

Issuance of common stock for cash
in August 2008 at $0.001 per share	250,000	250	-		250

Issuance of common stock for cash
in September 2008 at $0.10 per share	1,092,500	1,093	108,157		109,250

Issuance of common stock for cash
in October, 2008 at $0.10 per share	10,000	10	990		1,000

Net loss				(86,909)	(86,909)

Balance - December 31, 2008	$1,852,500	$1,853	$109,147	$(86,909)	$24,091

See accompanying notes to Financial Statements.

MULTISYS LANGUAGE SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

For the Period from
June 6, 2008
(Inception) through
December 31,2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(86,909)

Adjustments to reconcile net loss to net cash
used in operating activities
Amortization expense	583
Changes in operating assets and liabilities:
Accrued expenses	10,675

NET CASH USED BY OPERATING ACTIVITIES	(75,651)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Software Reseller Agreement	(10,000)

NET CASH USED IN INVESTING ACTIVITIES	(10,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	111,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	111,000

NET CHANGE IN CASH	25,349

Cash at beginning of period	-

Cash at end of period	$25,349

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$-
Taxes paid	$-

NON CASH FINANCING AND INVESTING ACTIVITIES:
Issuance of stock warrants to purchase 100,000 shares of common stock
in connection with acquisition of Software Reseller Agreement	$-

See accompanying notes to Financial Statements.

Multisys Language Solutions, Inc.

 (A Development Stage Company)

December 31, 2008

Notes to the Financial Statements

NOTE 1 - ORGANIZATION AND OPERATIONS

Multisys Language Solutions, Inc. (a development stage company) (“MLS” or the “Company”) was incorporated on June 6, 2008 under the laws of the State of Nevada.  The Company intends to distribute interactive multimedia language education software developed by Strokes International AG., an Austria based software company in the Great China Region including the People’s Republic of China (“PRC”), Hong Kong Special Administrative Region of PRC (“Hong Kong SAR”), Macao Special Administrative Region of PRC (“Macao SAR”) and Taiwan (“Territory”) pursuant to an exclusive Software Reseller Agreement (“Software Reseller Agreement”) via an independent third party software distribution company in the Territory.  A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace and the Company has not generated any revenue to date.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development stage company

The Company is a development stage company as defined by Statement of Financial Accounting Standards No. 7 “Accounting and Reporting by Development Stage Enterprises” (“SFAS No. 7”).  The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Software reseller agreement

The Company has adopted the guidelines as set out in Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets” (“SFAS No. 142”) for the Software Reseller Agreement.  Under the requirements as set out in SFAS No. 142, the Company amortizes the costs of the acquired Software Reseller Agreement over its estimate useful life of ten (10) years.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Impairment of long-lived assets

The Company follows Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) for its long-lived assets.  The Company’s long-lived assets, which include the software reseller agreement, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts.  Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-

lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.  The Company determined that there were no impairments of long-lived assets at December 31, 2008.

Fair value of financial instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments.

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 (“SAB No. 104”) for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned less estimated future returns.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.  The Company will derive royalties from distribution of interactive multimedia language education software sold by an independent third party distributor assigned by the Company in the Territory.  The Company entered into a Sales and Marketing agreement (“Sales Agreement”) with Xiamen Eurotech Intelligence Commercial & Trading Co., Ltd. (“Xiamen”).  Pursuant to the Sales Agreement, Xiamen will pay the Company $4.00 (equivalent to RMB27.38 using the currency exchange rate at December 31, 2008) for each unit of language education software sold by Xiamen in the Territory.  The royalty is calculated on a quarterly basis, and a royalty report detailing the total number of units sold by Xiamen during the reporting period at the applicable royalty rate of $4.000 per unit sold as well as the royalty payment is due within thirty (30) days after the last day of the reporting period.  The Company recognizes revenues upon receipts of the royalty report.  If the Company determines that collection of the royalty is not reasonably assured, the Company defers the fee and recognizes revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash.

Stock-based compensation

The Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (“SFAS No. 123R”) using the modified prospective method.  The fair value of each option grant estimated on the date of grant uses the Black-Scholes option-pricing model with the following weighted-average assumptions:

June 11, 2008

Risk-free interest rate	3.16%
Dividend yield	0.00%
Expected volatility	0.00%
Expected option life (year)	3.00

The expected life of the options has been determined using the simplified method as prescribed in SEC Staff Accounting Bulletin No. 107 (“SAB 107”).  The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award, if any.  Additionally, the Company’s policy is to issue new shares of common stock to satisfy stock option exercises.

The stock warrants to purchase 100,000 shares of the Company’s common stock at $0.10 per share was valued at its fair market value at the date of issuance, using the Black-Scholes valuation model, of nil.

The fair value of the warrant is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs shown in the table above for 2008 are as follows:

•	The expected volatility is based on a combination of the historical volatility of the comparable companies’ stock over the contractual life of the options.
•	The Company uses the contractual life of the option as the expected life of options granted derived from SAB 107 and represents the period of time the options are expected to be outstanding.
•	The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the contractual life of the option.
•	The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the contractual life of the option.

Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”).  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Net loss per common share

Net loss per common share is computed pursuant to Statement of Financial Accounting Standards No. 128 “Earnings Per Share” (“SFAS No. 128”).  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period to reflect the potential dilution that could occur from common shares issuable through stock warrants, which excludes 100,000 shares of common stock issuable under the warrants in connection with the Company’s June 11, 2008 acquisition of the software reseller agreement as they were anti-dilutive.

Recently issued accounting pronouncements

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8934 on June 26, 2008. Commencing with its annual report for the year ending December 31, 2009, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

•	of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;
•	of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and
•	of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, in the following fiscal year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007) “Business Combinations” (“SFAS No. 141(R)”), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting.  SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt this standard at the beginning of the Company’s year ending December 31, 2008 for all prospective business acquisitions. The Company has not determined the effect that the adoption of SFAS No. 141(R) will have on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 160 “Non-controlling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which causes non-controlling interests in subsidiaries to be included in the equity section of the balance sheet.  SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented.  The Company will adopt this standard at the beginning of the Company’s year ending December 31, 2008 for all prospective business acquisitions.  The Company has not determined the effect that the adoption of SFAS No. 160 will have on the financial results of the Company.

In March 2008, the FASB issued FASB Statement No. 161 “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities.  Pursuant to SFAS No.161, Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. SFAS No. 161 encourages but does not require disclosures for earlier periods presented for comparative purposes at initial adoption.  In years after initial adoption, this Statement requires comparative disclosures only for periods subsequent to initial adoption.  The Company does not expect the adoption of SFAS No. 161 to have a material impact on the financial results of the Company.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – DEVELOPMENT STAGE ACTIVITIES AND GOING CONCERN

The Company is currently in the development stage.  The Company intends to distribute interactive multimedia language education software developed by Strokes International AG., an Austria based software in the People’s Republic of China pursuant to an exclusive Software Reseller Agreement.; however, the Company has not yet acquired the customers or begun operations.  Its activities as of December 31, 2008 have been organizational and developmental (pre-operational).

As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $86,909 at December 31, 2008 and had a net loss and cash used in operations of $86,909 and $75,651 for the period from June 6, 2008 (inception) through December 31, 2008, with no revenues since inception.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – SOFTWARE RESELLER AGREEMENT

On June 11, 2008, the Company acquired an exclusive Software Reseller Agreement (“Software Reseller Agreement”) for the People’s Republic of China (“PRC”) to market an interactive multimedia language education software package.  The Software Reseller Agreement was originally granted by Strokes International AG to Peter Schmid, an individual, who later sold and conveyed his legal interest in the Software Reseller Agreement to Multisys Language Solutions, Inc.  The Company purchased the Software Reseller Agreement in consideration of (i) $10,000 cash and (ii) a warrant to purchase 100,000 shares of the Company’s common stock at $0.10 per share expiring three (3) year from the date of the issuance, which was valued at nil at the date of grant, using the Black-Scholes option-pricing model, and (iii) a royalty equal to 4% of all revenue received from the sale of all language education software sold in the PRC.  Pursuant to the Software Reseller Agreement the Company is required to pay Strokes International AG (“Strokes”) 40% of the suggested retail price on each unit sold.

On June 23, 2008, the Company entered into an Exclusive Marketing and Distribution Agreement (“Distribution Agreement”) with Xiamen Eurotech Intelligence Commercial & Trading Co., Ltd. (“Xiamen”), effective July 1, 2008 for a term of one and a half years expiring on December 31, 2009 with automatic renewal if Xiamen achieves defined objectives of the sales.  Pursuant to the Distribution Agreement, Xiamen assumed the underlying financial obligations of the Software Reseller Agreement and will directly remit proceeds from the sale of Language Education Software to Strokes.  Under the terms and conditions of the Resellers Agreement the Company agreed to sell three different interactive multimedia language education software programs for the following Net Retail Prices (NRP): (1) 385 RMB for the beginners program; (2) 556 RMB for the intermediate program; and (3) 726 RMB for the advanced program.  Since the products will be produced in the PRC by Xiamen, the costs for production, duplication, packaging, printing and marketing expenses in the amount of 45 RMB for the beginners program, 55 RMB for the intermediate program, and 65 RMB for the advanced program will be deducted from the NRP before calculating 40% of the NRP payable to Strokes.  Xiamen retains 60% of the NRP to cover all operating costs and will pay the Company $4.00 (equivalent to RMB27.38 using the currency exchange rate at December 31, 2008) for each unit of language education software sold by XIAM in the Territory.

Software reseller agreement at cost at December 31, 2008 consisted of the following:

December 31, 2008
Software reseller agreement	$10,000
Accumulated amortization	(583)

$9,417

Amortization expense

Amortization expense for the period from June 6, 2008 through December 31, 2008 was $583.  Amortization expense for the next five years is $1,000 per year.

NOTE 5 – STOCKHOLDERS’ EQUITY

Common stock

The Company sold 500,000 shares of common stock at par to the president, CEO and Chairwoman of the Board of the Directors for $500 in cash in June, 2008 upon its formation.

In August, 2008 the Company sold 250,000 shares at par to two (2) officers and directors for $250 in cash.

In September, 2008, the Company sold 1,092,500 shares of common stock at $0.10 per share to 41 individuals for $109,250 in cash.

In October, 2008, the Company sold 10,000 shares of common stock at $0.10 per share to one (2) individuals for $1,000 in cash.

Stock options

The Company’s board of directors approved the adoption of the “2008 Non-Qualified Stock Option and Stock Appreciation Rights Plan” by unanimous consent on June 6, 2008.  This plan was initiated to encourage and enable officers, directors, consultants, advisors and other key employees of the Company to acquire and retain a proprietary interest in the Company by ownership of its common stock.  1,000,000 of the authorized shares of the Company’s common stock may be subject to, or issued pursuant to, the terms of the plan.

For the period from June 6, 2008 (inception) through December 31, 2008, the Board of Directors had not approved or granted the issuance of any non-statutory stock options from the Company’s 2008 Non-Qualified Stock Option Plan.

Warrants

In connection with the entry into the Software Reseller Agreement, the Company issued a warrant to purchase 100,000 shares of the Company’s common stock at $0.10 per share expiring three (3) year from the date of the issuance, all of which has been earned upon issuance.  The fair value of these warrants granted, estimated on the date of grant, was nil at the date of grant, using the Black-Scholes option-pricing model with the following weighted-average assumptions:

Expected warrant life (year)	3.00
Expected volatility	0.00%
Risk-free interest rate	3.16%
Dividend yield	0.00%

The table below summarizes the Company’s warrants activity for the period from June 6, 2008 through December 31, 2008:

	Number of Warrant Shares	Exercise Price Range Per Share	Weighted Average Exercise Price	Fair Value at Date of Issuance	Aggregate Intrinsic Value

Balance, June 6, 2008	-	$-	$-	$-	$-
Granted	100,000	0.10	0.10	-	-
Canceled	-	-	-	-	-
Exercised	-	-	-	-	-
Expired	-	-	-	-	-
Balance, December 31, 2008	100,000	$0.10	$0.10	$-	$-
Earned and exercisable	100,000	$0.10	$0.10	$-	$-
Unvested	-	$0.10	$0.10	$-	$-

The following table summarizes information concerning outstanding and exercisable warrants as of December 31, 2008:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price
$0.10	100,000	2.50	$0.10	100,000	0.10	$0.10

$0.10	100,000	2.50	$0.10	100,000	0.10	$0.10

NOTE 6 – INCOME TAXES

Deferred tax assets

At December 31, 2008, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $86,909 that may be offset against future taxable income through 2028.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $29,549 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $29,549.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

Components of deferred tax assets as of December 31, 2008 are as follows:

December 31, 2008
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	29,549
Less valuation allowance	(29,549)

Deferred tax assets, net of valuation allowance	$-

Income taxes in the statements of operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For the Period from June 6, 2008 (inception) through December 31, 2008

Federal statutory income tax rate	34.0%
Change in valuation allowance on net operating loss carry-forwards	(34.0)%
Effective income tax rate	0.0%

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The expenses to be paid by us in connection with the securities being registered are as follows:

ITEM	AMOUNT
SEC registration fee (1)	$7.28
Legal fees and expenses (1)	5,000
Accounting fees and expenses (1)	10,000
Transfer Agent & Registrar fees (1)	2,500
Miscellaneous (1)	2,500

Total Estimated Expenses	$17,006

(1) Estimated expenses

Item 14.  Indemnification of Directors and Officers

The Registrant has authority under Section 78.7502 of the Nevada Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Registrant’s Bylaws provide that the Registrant may insure, shall indemnify and shall advance expenses on behalf of our officers and directors to the fullest extent not prohibited by law. We are also a party to indemnification agreements with each of our directors and officers. The Registrant has also agreed to indemnify the selling shareholders named in the Registration Statement against certain liabilities, including liabilities under the Securities Act.

The bylaws of the registrant provide that, to the fullest extent permitted by applicable law, the registrant shall indemnify any person who is a party or otherwise involved in any proceeding by reason of the fact that such person is or was a director or officer of the registrant or was serving at the request of the registrant.

The registrant has not purchased insurance against costs, which may be incurred by it pursuant to the foregoing provisions of its certificate of incorporation and bylaws, nor does it insure its officers and directors against liabilities incurred by them in the discharge of their functions as such officers and directors.

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

Our By-laws provide we shall indemnify any director, officer, employee or agent of our company, or any person serving in any such capacity of any other entity or enterprise at our request, against any and all legal expenses, including attorney’s fees, claims and or liabilities arising out of any action, suit or proceeding, except an action by or in the right of our company. We may, but are not required, to indemnify any person where such person acted in good faith and in a manner reasonably believed to be or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, where there was not reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order or settlement or conviction, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our company, and that, with respect to any criminal action or proceeding, there was reasonable cause to believe that the conduct was unlawful.

Indemnification will be made by us only when authorized in the specific case and upon a determination that indemnification is proper by (i) the stockholders, (ii) a majority vote of a quorum of the board of directors, consisting of directors who were not parties to the action, suit or proceeding, or (iii) independent legal counsel in a written legal opinion, if a quorum of disinterested directors so orders or if a quorum of disinterested directors cannot be obtained.

Expenses incurred in defending any action, suite or proceeding may be paid by our company in advance of the final disposition, when authorized by our board of directors, upon receipt of any undertaking by or on behalf of the person defending to repay such advances if indemnification is not ultimately available under the indemnification provisions of our By-laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities.

On June 10, 2008, an aggregate of 750,000 shares of common stock were purchased to our founders at $0.001 shares per share for aggregate gross proceeds of $750, as follows  500,000 shares of common stock were issued to Janelle Edington, our President and CEO, 125,000 shares were issued to Christopher Wetzel, Vice President and director, and 125,000 shares were issued to Raymond Kuh, CFO, Treasurer, Secretary and director,   This transaction was exempt from registration under the Securities Act pursuant to Section 4(2).

On October 31, 2008, Multisys Language Solutions concluded a private placement of shares of its common stock sold under the above-referenced exemption.  These offers and sales did not involve any public solicitation or advertising and all investors had a pre-existing relationship with one of the officers or directors.  Multisys Language Solutions raised a total of $110,250 through the sale of 1,102,500 shares of its common stock to a total of 30 non-accredited investors and 13 accredited investors for $.10 per share.  This transaction was exempt from registration under the Securities Act pursuant to rule 504 of Regulation D of the Act.

The following related person purchased shares in this private placement: Jerod Edington, the brother of Janelle Edington, purchased 100,000 shares for $10,000; Sherry Edington, the mother of Janelle Edington, purchased 100,000 shares for $10,000; Tim Kuh, the brother of Raymond Kuh, purchased 100,000 shares for $10,000; Tracie Wetzel, the sister-in-law of Christopher Wetzel, purchased 50,000 shares for $5,000; and Jennifer Edington, the sister-in-law of Janelle Edington, purchased 5,000 shares for $500.

Item 16.  Exhibits and Financial Statement Schedules

The exhibits listed below and designated as filed herewith (rather than incorporated by reference) follow the signature page in sequential order.

Designation of Exhibit Numbers Set Forth in Item 601 of Regulation S-K	Exhibit Description
3.1	Articles of Incorporation dated June 6, 2008

3.2	Bylaws dated June 6, 2008

5.1	Opinion of Michael Espey, Esq.

10.1	Strokes International Software Reseller Agreement between Strokes International, Inc. and Peter Schmid dated June 1, 2008.

10.2	Assignment of Interest Agreement between Multisys Language Solutions, Inc. and Peter Schmid dated June 11, 2008.

10.3	2008 Non-Qualified Stock Option and Stock Appreciation Rights Plan Adopted June 10, 2008

10.4	Form of Subscription Agreement 2008

10.5	Exclusive Marketing and Distribution Agreement between Multisys Language Solutions, Inc. and Xiamen Eurotech Intelligence Commercial and Trading Co. dated June 23, 2008

10.6	Corporate Governance Guidelines

10.7	Corporate Governance and Director’s Nominating Committee Charter

10.8	Compensation Committee Charter

10.9	Audit Committee Charter

14.1	Code of Business Conduct and Ethics

14.2	Code of Ethics for the CEO and Senior Financial Officers

23.1	Consent of Li & Company, PC

23.2	Consent of Michael Espey, Esq.(included in Exhibit 5.1)

Financial Statement Schedules

The financial statements and related schedules, if any, appear beginning on page F-1.

Item 17.  Undertakings

A.  The undersigned small business issuer undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

B. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issuer.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Multisys Language Solutions, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this amended registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, Nevada dated February 25, 2009.

MULTISYS LANGUAGE SOLUTIONS, INC.

Date: February 25, 2009	By:	/s/ Janelle Edington
Janelle Edington President, CEO, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

MULTISYS LANGUAGE SOLUTIONS, INC.

Date: February 25, 2009	By:	/s/ Janelle Edington
Janelle Edington President, CEO, and Director
(principal executive officer)

Date: February 25, 2009	By:	/s/Raymond Kuh
Raymond Kuh
Chief Financial Officer, Secretary, Treasure and Director (principal accounting officer)

Date: February 25, 2009	By:	/s/Christopher Wetzel
Christopher Wetzel
Vice President and Director